This slide presentation should be reviewed in conjunction with the Company's conference call, held on
March 16, 2006 at 9:00 a.m. ET.  For listen only mode, investors and analysts may log on to
www.kns.com/investors/events.  Analysts and investors may participate by calling toll free 877-407-8037 or internationally 201-689-8037.  A webcast replay will be available on the K&S web site at
www.kns.com/investors/events.  A digital replay is also available beginning approximately one hour after the call through April 16, 2006 by calling toll free 877-660-6853 or internationally 201-612-7415 and using the following replay access codes 5521 (account number) and 194321 (conference number).
The following unaudited pro forma financial information reflects the disposition of the wafer test business and the package test business as if they had occurred on October 1, 2004.  The pro forma adjustments are based on the operations of the test businesses during the periods presented, and the impact from the sale of the test businesses and other transactions associated with the disposition. These adjustments have been made to illustrate the anticipated financial effect of the sale of the test businesses and are based on currently available information.  Consequently, the pro forma financial information presented herein is not necessarily indicative of the results that would have been reported had the transaction actually occurred on the date specified.
The final accounting for the disposition of the test businesses is still under review by management and will be finalized prior to the filing of K&S's Quarterly Report on Form 10-Q for the quarter ended March 31,
2006.  The Company has entered into an agreement to sell substantially all of the assets of the package test
business, but the closing has not occurred.   The closing is scheduled to occur on or about March 31, 2006 and is subject to customary closing conditions. There can be no assurances that such closing will occur on
the basis reflected in the accompanying pro forma information, or at all.   Effective in the second quarter of
fiscal 2006, K&S will classify the assets and liabilities of the test businesses as discontinued operations and report the results of operations for the test businesses in discontinued operations in accordance with SFAS
No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."  The pro forma financial information does not purport to indicate the future financial position or future results of K&S's operations.
Exhibit 99.1

Preliminary ProForma Results Without Test
(in millions, except per share amounts)
Quarter Ended 12/31/2005
As Reported
Pro Forma
without Test
Revenue $               228.1 $                 204.6
Total Operating Expenses
40.1 29.3
Net Income (Loss) 25.3 30.6
EBITDA
35.6 39.7
Diluted E.P.S.
Fiscal Year Ended 9/30/2005
As Reported
Pro Forma
without Test
Revenue
$              561.3 $               475.5
Total Operating Expenses* 240.1 96.3
Net Income (Loss)
(104.1) 33.3
EBITDA
29.7 54.7
Diluted E.P.S.
$ (2.02) $ 0.52
* “As Reported” includes $101 Million of Test Impairment Charges
$                 0.38 $                  0.45

Test Divestiture Expenses One-Time Expenses Associated with Test Divestiture Anticipated Severance $15 to 17 Million* & Facilities Deal Costs $2 Million * Includes Executive Staff Reduction

EBITDA Reconciliation
(in Thousands)
Quarter ended 12/31/2005 Fiscal Year Ended 9/30/2005
As Reported
Pro Forma
without Test
As Reported
Pro Forma
without Test
Net Income (loss)
$        25,301 $       30,618 $     (104,082) $        33,336
Add:
Provision for income taxes
5,218 5,349 3,957 4,836
Interest expense
958 958 3,806 3,806
Depreciation
4,173 2,809 19,186 12,746
Amortization
-
6,225
-
Impairment charges
-
-
100,576
-
EBITDA $       35,650 $      39,734 $        29,668 $       54,724
-

Earnings per Share Reconciliation
(in thousands, except per share amounts)
Quarter Ended 12/31/2005 Fiscal Year Ended 9/30/2005
As Reported
Pro Forma
without Test
As Reported
Pro Forma
without Test
Net income $       25,301 $       30,618 $      (104,082) $       33,336
Interest add-back* 419 419
-
1,675
$       25,720 $       31,037 $      (104,082) $       35,011
Wtd Avg Shares O/S
Basic
52,044 52,044 51,619 51,619
Diluted
68,239 68,239 51,619 66,764
Basic $ 0.49 $ 0.59 $ (2.02) $ 0.65
Diluted $ 0.38 $ 0.45 $ (2.02) $ 0.52
* Represents interest expense related to convertible securities that were assumed to be converted to common shares.

1Q06 Expense and Net Income Reconciliation
(in thousands)
Sale of Test Pro Forma Company
As Reported Business (1) Adjustments (2) Pro Forma
Net revenue
228,100 $      (23,468) $     - $                    204,632 $
Total operating expenses
40,112 $        (12,750) $     1,888 $            29,250 $
Net income
25,301 $        7,205 $        (1,888) $          30,618 $
(1) Amount represents selected results of operations for our Test Business segment for the period presented above.
(2) To add back allocated corporate general and administrative expenses, incentive compensation, and stock-based compensation expense that are included in the test business carve-out amounts that will not be eliminated with the disposal of the business and will continue to be incurred by K&S.
For the Three Months Ended December 31, 2005

FY05 Expense and Net Income Reconciliation
(in thousands)
Sale of Test Pro Forma Company
As Reported Business (1) Adjustments (2) Pro Forma
Net revenue
561,274 $      (85,732) $     - $                    475,542 $
Total operating expenses
240,126 $      (151,489) $   (3) 7,694 $            96,331 $
Net income (loss)
(104,082) $     145,112 $    (7,694) $          33,336 $
(1) Amount represents selected results of operations for our Test Business segment for the period presented above.
(2) To add back allocated corporate general and administrative expenses, incentive compensation, and stock-based compensation expense that are included in the test business carve-out amounts that will not be eliminated with the disposal of the business and will continue to be incurred by K&S.
(3) The Company no longer includes "Corporate and Other" as a business segment. Therefore, costs previously presented for that segment, in the amount of $4,090 thousand, have been allocated to the
Test Business segment.
Fiscal Year Ended September 30, 2005

EBITDA
means earnings before interest, income taxes, depreciation and amortization and non-cash asset impairment charges. EBITDA should not be considered by investors as an alternative to net income and does not represent cash flows from operations as defined by generally accepted accounting principals
(“GAAP”), is not a measure of financial performance or liquidity under GAAP, and is not indicative of cash available to fund all of the Company’s requirements. EBITDA, as calculated by the Company, may not be comparable to similarly titled but differently calculated measures for other companies.